EXHIBIT 23.1



                   Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 21, 2002 included in Netro Corporation and Subsidiaries Form 10-K for the year ended December, 31 2001 and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP

April 25, 2002